EXHIBIT 10.1
AMENDMENT NO. 1 TO LOAN DOCUMENTS

This Amendment No. 1 to Loan Documents (this "Amendment") dated as of November 20, 2008, is between BANK OF AMERICA, N.A. (the "Lender") and HIBBETT SPORTS, INC. (the "Borrower").

RECITALS

A. The Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the “Loan Documents”):

1.           A certain letter agreement dated January 29, 2008 between the Borrower and the Lender (the "Letter Agreement").

2.           A certain Demand Note dated February 4, 2008 in the original principal amount of $50,000,000.00 executed by the Borrower in favor of the Lender (the "Note”).

B.  The Lender and the Borrower desire to amend the Loan Documents as set forth herein..

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2.  Amendments to Letter Agreement.  The Letter Agreement is hereby amended as follows:

        (a)           by deleting the section entitled “Interest Rate” and substituting in lieu thereof the following:

“Interest Rate: Each Loan shall bear interest at a rate of interest agreed to by the Lender and the Borrower at the time such Loan is made.”

        (b)           by deleting “December 31, 2008” as the Expiration Date and substituting in lieu thereof “November 20, 2009”.

        (c)           by deleting the section entitled “Documentation” and substituting in lieu thereof the following:

"Documentation:  The Loans shall be evidenced by that certain Demand Note dated February 4, 2008 executed by Borrower in favor of Lender, as amended by Amendment No. 1 to Loan Documents dated as of November 20, 2008 (the “Note”).  The Borrower shall execute and deliver to the Lender such other documents as the Lender may reasonably request from time to time.”

3.  Amendments to Note.  The Note is hereby amended as follows:

        (a)           by deleting the 2nd paragraph and substituting in lieu thereof the following:

“Each Loan shall bear interest at the rate per annum quoted to the Borrower by the Lender and accepted by the Borrower prior to the making of such Loan (which acceptance shall in any event be deemed to occur upon receipt by the Borrower of the proceeds of any Loan)."

        (b)           by deleting “December 31, 2008” from the 3rd paragraph and substituting in lieu thereof “November 20, 2009”.

        (c)           by deleting the 4th paragraph and substituting in lieu thereof the following:

“Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day).  Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the rate of interest publicly announced by the Lender from time to time as its prime rate.  The Lender’s prime rate is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Whenever any payment under this Note is due on a day that is not a day the Lender is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which the Lender is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.”

        (d)           by deleting the 6th paragraph and substituting in lieu thereof the following:

“Each prepayment of a Loan, whether voluntary, by reason of demand, acceleration or otherwise, must be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below.  A "prepayment" is a payment of an amount on a date other than November 20, 2009.  The prepayment fee shall be in an amount sufficient to compensate Lender for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the amount prepaid or from fees payable to terminate the deposits from which such funds were obtained.  Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.  For purposes of this paragraph, Lender shall be deemed to have funded each prepaid amount by a matching deposit or other borrowing in the applicable interbank market, whether or not the amount was in fact so funded.”

4.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Lender that:  (a) this Amendment is within the Borrower 's powers, has been duly authorized, does not conflict with any of the Borrower’s organizational papers and is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, and (b) that the person or persons executing this Amendment on behalf of the Borrower are duly appointed officers or other representatives of the Borrower with authority to execute and deliver this Amendment on behalf of the Borrower.

5.  Conditions.  This Amendment will be effective when each of the following conditions shall have been satisfied, as determined by the Lender in its sole discretion and the Lender shall have accepted this Amendment (notice of which acceptance is hereby waived by the Borrower).

        (a)           The  has received evidence that the execution, delivery and performance by the Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

        (b)           This Amendment has been executed by the Borrower and the Lender.

6.  Effect of Amendment; References.

        (a)           Except as expressly amended hereby, all of the terms and conditions of the Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party as amended by this Amendment, without defense, right of set off or recoupment, claim or counterclaim of any kind or nature (and to the extent there exists any such defense, right of set off or recoupment, claim or counterclaim on the date hereof, the same is hereby forever released, discharged and waived by the Borrower).

        (b)           This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the Loan Documents, (ii) is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction of any obligation or liability of the Borrower under the Loan Documents, and (iii) shall not prejudice or be deemed to prejudice any rights or remedies the Lender may now have or may in the future have under or in connection with the Loan Documents.

        (c)           All references in any Loan Document to any other Loan Document amended hereby shall be deemed to be a reference to such Loan Document as amended by this Amendment.

8.           Miscellaneous

        (a).           This Amendment shall be governed by and construed in accordance with the laws of the state provided in the Loan Documents.

        (b)           This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized representatives on the date first written above.

BANK OF AMERICA, N.A.
By:	/s/ David B. Jackson
Name:	David B. Jackson
Title:	Senior Vice President

HIBBETT SPORTS, INC.
By:	/s/ Gary A. Smith
Name:	Gary A. Smith
Title:	Vice President and Chief Financial Officer

END OF EXHIBIT 10.1